                                                                     Exhibit 3.1

                      FRONTLINE COMMUNICATIONS CORPORATION

                            -------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                         SERIES B CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK


                (Pursuant to Section 151 of the Delaware General
                                Corporation Law)

                            -------------------------

                  The undersigned, the authorized officer of Frontline Communications Corporation, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL") does hereby certify that, in accordance with
Section 141 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on February 7, 2000:

                  RESOLVED, that a series of Preferred Stock of the Corporation is hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the preferred stock of all classes and series) are as follows:

                         SERIES B CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                  Section 1. Designation and Amount; Stated Capital. The shares of such series shall be designated as "Series B Cumulative Convertible Redeemable Preferred Stock" (the "Series B Convertible Preferred Stock"), the par value thereof shall be $.01 per share and the number of shares constituting the Series B Convertible Preferred Stock shall be 1,250,000. The amount to be represented in stated capital at all times for each share of Series B Convertible Preferred Stock shall be $.01.

                  Section 2. Rank. With respect to dividend rights and rights on liquidation, winding-up and dissolution, the Series B Convertible Preferred Stock will rank: (i) senior to: (A) the common stock, par value $.01 per share (the "Common Stock"); (B) all other classes of common stock and (C) each other class or series of preferred stock of the Corporation now or hereafter established by the Board of Directors (the "Board of Directors" or the "Board") of the Corporation, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Convertible Preferred Stock as to dividend and redemption rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Junior Stock");
(ii) on a parity with each other class or series of preferred stock of the Corporation established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series B Convertible Preferred Stock as to dividend and redemption rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each class or series of preferred stock of the Corporation established hereafter by the Board, the terms of which class or series expressly provide that such class or series will rank senior to the Series B Convertible Preferred Stock as to dividend and redemption rights or rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Stock").

                  Section 3.  Dividends and Distributions.
                              ---------------------------

                  (a) The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative dividends at the rate of $.60 per share of the Series B Convertible Preferred Stock per annum, and no more. The dividend on each share of Series B Convertible Preferred Stock shall accrue from the date of its original issuance. The dividend shall be payable on the last business day of June and December of each year, commencing on June 30, 2000, to the holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Series B Convertible Preferred Stock for each semi-annual dividend period shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full semi-annual dividend period shall be computed on the basis of a 365-day year and the actual days elapsed.

                  (b) Any dividends on the Series B Convertible Preferred Stock payable pursuant to this Section 3 may be paid, at the Corporation's option, either in cash or by the issuance of shares of Common Stock having an average daily Closing Price (as hereinafter defined), on the five consecutive trading days immediately preceding the day prior to the record date for the determination of


                                     - 2 -
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stockholders entitled to receive such dividend, equal to the amount of such dividends; provided, however, that cash will be paid in lieu of the issuance of fractional shares of Common Stock; and provided, further, that accrued and unpaid dividends payable pursuant to Section 4 or 5 will be paid in cash.

                  (c) As used herein, the "Closing Price" for each day for any security shall be the last reported sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the principal national securities exchange on which such security is listed or quoted (including, for this purpose, the Nasdaq Stock Market), or, if not so listed or quoted, the average of the high bid and low asked prices on such day as recorded by the Nasdaq Stock Market, or, if the Nasdaq Stock Market shall not have reported any bid and asked prices for such security on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of such security on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                  (d) No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Stock unless and until all accrued and unpaid dividends due on the Series B Convertible Preferred Stock (whether or not declared) shall have been paid or declared and set apart for payment; provided, however, that the conversion, exercise or exchange of a security for Junior Stock shall not be deemed a purchase, redemption or acquisition of the security so converted or exercised for purposes of this Section 3(d).

                  (e) If at any time any dividend on any Senior Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Stock shall have been paid or declared and set apart for payment, without interest.


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                  (f) No full dividends shall be paid or declared and set apart for payment on any Parity Stock for any period unless all accrued but unpaid dividends (whether or not declared) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends (whether or not declared) have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock and the Parity Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Stock bear to each other. Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  Section 4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, a sum in cash equal to $15.00 per share (the "Liquidation Preference"), together with an amount equal to the dividends accrued and unpaid thereon (whether or not declared) to the date of final distribution to such holders, without interest, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Stock; provided, however, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only if the Corporation's payments with respect to the liquidation preference of the holders of Senior Stock are fully met. After the liquidation preferences of the Senior Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any Parity Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the accrued and unpaid dividends and the Liquidation Preference of the shares of the Series B Convertible Preferred Stock as provided in this
Section 4, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other


                                     - 4 -
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property will be considered a liquidation, dissolution or winding up of the
Corporation.

                  Section 5.  Optional Redemption.
                              -------------------

                  (a) If at any time after February 11, 2000 (the "Issue Date"), the Closing Price of the Common Stock shall be $8.80 or more per share for any 15 consecutive trading days, the Corporation, at its option, may at any time (until the date that is five days after the last trading day used in determining the Closing Price for such 15 consecutive trading day period) give notice in accordance with Section 5(c) that it will redeem all, but not less than all, of the Series B Convertible Preferred Stock (an "Optional Price-Based Redemption") at a sum in cash equal to the Liquidation Preference per share, together with an amount equal to the dividends accrued and unpaid thereon (whether or not declared), pro rata to the date fixed for redemption.

                  (b) At any time after the date that is 180 days after the Issue Date, the Corporation, at its option, may redeem (an "Optional Time-Based Redemption") all, but not less than all, of the Series B Convertible Preferred Stock on any date set by the Board of Directors, at the price per share set forth below (the "Principal Price"), plus, in each case, an amount in cash per share equal to the dividends accrued and unpaid thereon (whether or not declared), pro rata to the date fixed for redemption. The Principal Price for an Optional Time-Based Redemption shall be as follows:

If the date of the Optional Time-Based
Redemption is:                                The Principal Price Shall Be:

more than 180 days after the Issue
Date and less than 12 months after
the Issue Date................................150% of the Liquidation Preference

12 months or more after the Issue
Date and less than 24 months after
the Issue Date................................125% of the Liquidation Preference

24 months or more after the Issue
Date and less than 36 months after
the Issue Date................................115% of the Liquidation Preference

36 months or more after the Issue
Date and at any time thereafter...............110% of the Liquidation Preference


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                  (c) Not more than 60 nor less than 15 days prior to any
redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, the then effective Conversion Rate (as hereinafter defined), that the right of holders of shares of Series B Convertible Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the day that immediately precedes the date that is fixed for redemption (provided that no default by the Corporation in the payment of the applicable redemption price shall have occurred and be continuing), that payment will be made upon presentation and surrender of the shares of Series B Convertible Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption (whether or not declared) will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

                  (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the applicable redemption price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the applicable redemption price, without interest, upon surrender of their certificates therefor) shall terminate. Any monies deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series B Convertible Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.


                                     - 6 -
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                  Section 6.  No Sinking Fund.
                              ---------------

                  The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  Section 7.  Conversion.
                              ----------

                  (a) At any time after the Issue Date but not later than the close of business on the day preceding the date fixed for the redemption of the Series B Convertible Preferred Stock in any notice of redemption given pursuant to the provisions of Section 5 hereof if there is no default in payment of the applicable redemption price, the holders of the Series B Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Each share of Series B Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Series B Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Shares of Series B Convertible Preferred Stock may initially be converted into full shares of Common Stock at the rate of 3.4 shares of Common Stock for each share of Series B Convertible Preferred Stock subject to adjustment as hereinafter provided (the "Conversion Rate"). Notwithstanding anything in this Section 7 to the contrary, no change in the Conversion Rate shall actually be made until the cumulative effect of the adjustments called for by this Section 7 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 7 and not previously made.

                  (b) The right of the holders of Series B Convertible Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and a notice of conversion. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (c) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of Section 7(d). If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis.

                  (d) In case of any consolidation or merger of the Corporation with any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange, in each case pursuant to which all of the outstanding shares of Common Stock are converted into other securities, cash or other property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter (in lieu of the right to convert into Common Stock, which right shall cease) to convert such shares of Series B Convertible Preferred Stock into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other property upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash (other than by the exercise of appraisal rights) or other property into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this Section 7(d) have been complied with. The above provisions shall


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similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  (e) Upon the surrender of certificates representing shares of Series B Convertible Preferred Stock, the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other property as herein provided.

                  (f) No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of
(i) the Closing Price of a share of Common Stock on the last trading day before the conversion date and (ii) such fraction of a share.

                  (g) The Conversion Rate shall be adjusted from time to time under certain circumstances, subject to the provisions of the last two sentences of Section 7(a), as follows:

                  (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock into a greater number of shares,
         (C) combine the shares of its outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation which it would have owned or have been entitled to receive after the happening of such event had such Series B Convertible Preferred Stock been converted immediately prior to the record date for such event (or if no record date has been established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 7(g)(i) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

                  (ii) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive trading days commencing 45 business days before such record date (the "Current Market Price"), then in each such case the Conversion Rate in effect on such record date shall be adjusted in accordance with the formula


                  c1 = C x     O + N
                             ----------
                             O  + N x P
                                  -----
                                    M

where

         c1 = the adjusted Conversion Rate.

         C = the current Conversion Rate (immediately preceding the issuance of such rights or warrrants).

         O = the number of shares of Common Stock outstanding on the record date.

         N = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

         P = the exercise price per share of such rights or warrants.

         M = the Current Market Price per share of Common Stock on such record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all of such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Rate then in effect shall be readjusted appropriately.

                  (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock or Parity Stock evidences of its indebtedness or assets (including cash or securities, but excluding any warrants or subscription rights referred to in Section 7(g)(ii) above, any ordinary dividend paid in cash out of the retained earnings of the Corporation and any dividend

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or distribution referred to in Section 7(g)(i) above), then in each such case the Conversion Rate then in affect shall be adjusted in accordance with the formula

                  c1 = C x     M

                               M-F

where

         c1 = the adjusted Conversion Rate.

         C = the current Conversion Rate (immediately preceding such distribution).

         M = the Current Market Price per share of Common Stock with respect to the record date mentioned below.

         F = the aggregate amount of such cash dividend and/or the fair market value on such record date of the assets or securities to be distributed, divided by the number of shares of Common Stock outstanding on the record date. In the case of securities, the fair market value shall be the average of the daily Closing Price for the 30 trading days preceding such record date (or such fewer number of days for which there shall be a recognized trading market); provided, however, that if there shall not be any recognized trading market for such securities until after such record date, the fair market value shall be the average of the daily Closing Price for the 10 trading days following such record date. In all other cases, the Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

                  (iv) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (v) If at any time as a result of an adjustment made pursuant to Section 7(g)(i), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 7(g)(i) to (iv), inclusive, above.

                  (h) Except as otherwise provided above in this Section 7, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  (i) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall send to each transfer agent for the Series B Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series B Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq Stock Market if the Series B Convertible Preferred Stock or Common Stock is admitted for quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Rate determined as provided in this
Section 7, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Rate is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Rate. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  (j) Whenever the Corporation shall propose to take any of the actions specified in Section 7(d) or in Section 7(g)(i), (ii) or (iii) which would result in any adjustment in the Conversion Rate under this Section 7, the Corporation shall use its best efforts to cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  (k) Notwithstanding any other provision of this Section 7, no adjustment in the Conversion Rate need be made (i) for a transaction referred to in Section 7(g)(i), (ii) or (iii) if holders of Series B Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors reasonably determines such transaction to be fair to the holders of the Series B Convertible Preferred Stock and appropriate in light of the basis on which holders of Common Stock or, in the case of a transaction referred to in Section 7(g)(iii), holders of Junior Stock participate in the transaction; (ii) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to 90% of the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors or consultants; (iii) for a change in par value of the Common Stock not involving a subdivision or combination described in Section 7(g)(i)(B) or 7(g)(i)(C); or (iv) after the Series B Convertible Preferred Stock becomes convertible solely into cash by reason of an adjustment pursuant to
Section 7(d) hereof.

                  Section 8.  Voting Rights.
                              -------------

                  (a) The holders of Series B Convertible Preferred Stock will not have any voting rights except as set forth in this Section 8 or as otherwise from time to time required by law.

                  (b) The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting separately as a class, will be required for (i) the issuance of any Senior Stock or Parity Stock or (ii) any amendment, alteration or repeal of this Certificate of Designation if such amendment, alteration or repeal materially and adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock. The creation, authorization or issuance of any shares of any Junior Stock or the increase or decrease in the amount of authorized capital stock of any class, including preferred stock, shall not require the consent of holders of the Series B Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series B Convertible Preferred Stock. Such right of the holders of Series B Convertible Preferred Stock to vote as hereinabove provided may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof.

                  (c) If dividends on the Series B Convertible Preferred Stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) (a "Dividend Default"), then the number of directors constituting the Board of Directors of the Corporation will be increased by two and the holders of the then outstanding shares of Series B Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect such two additional directors. The occurrence of a Dividend Default is a "Voting Rights Triggering Event." A Voting Rights Triggering Event shall not be deemed to have occurred if at the time of such event there are less than 25,000 shares of Series B Convertible Preferred Stock then outstanding.

                  (d) The voting rights set forth in Section 8(c) will continue until such time as (x) in the case of a default in the payment of dividends, all dividends


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

in arrears on the Series B Convertible Preferred Stock are paid in full or (y) there are fewer than 25,000 shares of Series B Convertible Preferred Stock outstanding, at which time the term of any directors elected pursuant to the provisions of Section 8(c) shall terminate and the number of directors constituting the Board of Directors shall be decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Series B Convertible Preferred Stock pursuant to Section 8(c), or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Corporation may, and upon the written request of the holders of record of at least 25% of the shares of Series B Convertible Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series B Convertible Preferred Stock; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Corporation is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least 25% of the outstanding shares of Series B Convertible Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Convertible Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of holders of Series B Convertible Preferred Stock to be called pursuant to the provisions hereof. If no special meeting of the holders of Series B Convertible Preferred Stock is called as provided in this Section 8(d), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Corporation or special meeting of the holders of any other capital stock of the Corporation.

                  (e) At any meeting held for the purposes of electing directors at which the holders of Series B Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Series B Convertible Preferred Stock (and such Parity stock) shall be required to constitute a quorum thereof.

                  (f) Any vacancy occurring in the office of a director elected by the holders of Series B Convertible Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the holders of Series B Convertible Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the holders of Series B Convertible Preferred Stock (and such Parity Stock).

                  (g) In any case in which the holders of Series B Convertible Preferred Stock shall be entitled to vote pursuant to this Section 8 or pursuant to Delaware law, each holder of Series B Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series B Convertible Preferred Stock held.

                  Section 9. Outstanding Shares. All shares of Series B Convertible Preferred Stock shall be deemed outstanding except: (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series B Convertible Preferred Stock which have been so called for redemption under
Section 5, if funds necessary for such redemption of such shares are available;
(ii) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock for conversion into Common Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         IN WITNESS WHEREOF, Frontline Communications Corporation has caused this certificate to be signed by Stephen J. Cole-Hatchard, its Chief Executive Officer this 10th day of February, 2000.

                                            FRONTLINE COMMUNICATIONS CORPORATION


                                             By /s/ Stephen J. Cole-Hatchard
                                                ----------------------------
                                                Stephen J. Cole-Hatchard
                                                Chief Executive Officer


                  (a) Any vacancy occurring in the office of a director elected by the holders of Series B Convertible Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the holders of Series B Convertible Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the holders of Series B Convertible Preferred Stock (and such Parity Stock).

                  (b) In any case in which the holders of Series B Convertible Preferred Stock shall be entitled to vote pursuant to this Section 8 or pursuant to Delaware law, each holder of Series B Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series B Convertible Preferred Stock held.

                  Section 10. Outstanding Shares. All shares of Series B Convertible Preferred Stock shall be deemed outstanding except: (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series B Convertible Preferred Stock which have been so called for redemption under
Section 5, if funds necessary for such redemption of such shares are available;
(ii) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock for conversion into Common Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         IN WITNESS WHEREOF, Frontline Communications Corporation has caused this certificate to be signed by Stephen J. Cole-Hatchard, its Chief Executive Officer this 10th day of February, 2000.

                                            FRONTLINE COMMUNICATIONS CORPORATION


                                             By /s Stephen J. Cole-Hatchard
                                                ---------------------------
                                                Stephen J. Cole-Hatchard
                                                Chief Executive Officer



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